Exhibit 4.1

Execution Version

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 11, 2016, is made and entered into by and among Centennial Resource Development, Inc. (f/k/a Silver Run Acquisition Corporation), a Delaware corporation (the “Company”), Silver Run Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), the undersigned individuals listed under Holder on the signature page hereto (collectively, the “Individual Holders and, together with the Sponsor, the “Existing Holders”), Centennial Resource Development, LLC, a Delaware limited liability company (“CRD”), NGP Centennial Follow-On LLC, a Delaware limited liability company (“NGP Follow-On”), Celero Energy Company, LP, a Delaware limited partnership (“Celero”) and Riverstone Centennial Holdings, L.P., a Delaware limited partnership (“Riverstone”).

RECITALS

WHEREAS, the Company and the Sponsor have entered into that certain Securities Purchase Agreement (the “Founder Shares Purchase Agreement”), dated as of November 6, 2015, pursuant to which the Sponsor purchased an aggregate of 11,500,000 shares (the “Initial Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), and the Sponsor subsequently transferred an aggregate of 120,000 Founder Shares to the Individual Holders;

WHEREAS, on February 23, 2016, the Company declared a stock dividend with respect to the Class B Common Stock of 1,437,500 shares of Class B Common Stock (together with the Initial Founder Shares, the “Founder Shares”);

WHEREAS, on April 8, 2016, the Sponsor forfeited 437,500 Founder Shares following the expiration of the underwriters’ remaining over-allotment option in connection with the Company’s initial public offering;

WHEREAS, upon the closing of the transactions (the “Transactions”) contemplated by that certain Contribution Agreement, dated as of July 6, 2016, by and among CRD, NGP Follow-On, Celero, New Centennial, LLC, a Delaware limited liability company, and Centennial Resource Production, LLC, a Delaware limited liability company (“CRP”), as amended by that certain Amendment No. 1 to Contribution Agreement dated July 29, 2016 and as supplemented by that certain Joinder Agreement dated as of October 7, 2016 (the “Contribution Agreement”), the Founder Shares converted into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), on a one-for-one basis;

WHEREAS, on February 23, 2016, the Company and the Sponsor entered into that certain Sponsor Warrants Purchase Agreement, pursuant to which the Sponsor purchased 8,000,000 warrants (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on February 23, 2016, the Company and the Existing Holders entered into that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, in connection with the Transactions, among other things, the Centennial Holders will receive an aggregate of 20,000,000 common units in CRP (the “CRP Units”);

WHEREAS, in accordance with the Fifth Amended and Restated Limited Liability Company Agreement of Centennial Resource Production, LLC, dated as of the date hereof (the “CRP LLC Agreement”), the Centennial Holders will be entitled to cause CRP to redeem or exchange all or a portion of their CRP Units for cash or shares of Common Stock at the Company’s election;

WHEREAS, in connection with the Transactions, on July 21, 2016, the Company and Riverstone, entered into that certain Subscription Agreement, pursuant to which Riverstone purchased 81,005,000 shares of Common Stock in a private placement transaction occurring simultaneously with the closing of the Transactions (the “Private Placement”);

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Existing Registration Rights Agreement) of at least a majority-in-interest of the Registrable Securities (as defined in the Existing Registration Rights Agreement) at the time in question; and

WHEREAS, the Company and all of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders (as defined below) certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I. DEFINITIONS

1.1                               Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided that no Holder shall be deemed an Affiliate of any other Holder by reason of an investment in, or holding of Common Stock (or securities convertible or exchangeable for share of Common Stock) of, the Company. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” shall have the meaning given in the Preamble.

“Blackout Period” shall have the meaning given in subsection 3.4.2.

“Board” shall mean the Board of Directors of the Company.

“Celero” shall have the meaning given in the Preamble.

“Centennial Holder” and “Centennial Holders” means Celero, CRD, NGP Follow-On and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 in connection with a Permitted Transfer (as defined in the CRP LLC Agreement) of CRP Units by any Centennial Holder.

“Centennial Minimum Amount” shall have the meaning given in subsection 2.1.4.2.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Contribution Agreement” shall have the meaning given in the Recitals hereto.

“Contribution Closing Date” means October 11, 2016, the date on which the Transactions closed.

“CRD” shall have the meaning given in the Preamble.

“CRP” shall have the meaning given in the Recitals hereto.

“CRP LLC Agreement” shall have the meaning given in the Recitals hereto.

“CRP Units” shall have the meaning given in the Recitals hereto.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” means, as applicable, (a) the Holders making a written demand for the Registration of Registrable Securities pursuant to Section 2.1.1 or (b) the Centennial Holders making a written demand for a Shelf Underwritten Offering of Registrable Securities pursuant to Section 2.1.4.2.

“Effectiveness Deadline” shall have the meaning given in subsection 2.3.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall be deemed to include the shares of Common Stock issued upon conversion thereof.

“Founder Shares Lock-up Period” shall mean, with respect to the Founder Shares, the period ending on the earlier of (A) one year after the Contribution Closing Date, (B) if the last sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Contribution Closing Date or (C) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Founder Shares Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Holder” and “Holders” means the Existing Holders, the Centennial Holders, Riverstone and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2.

“Individual Holders” shall have the meaning given in the Preamble.

“Initial Founder Shares” shall have the meaning given in the Recitals hereto.

“Insider Letter” shall mean that certain letter agreement, dated as of February 23, 2016, by and between the Company, the Sponsor and each of the Company’s officers, directors and director nominees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“NGP Follow-On” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean, with respect to an Existing Holder, a person or entity to whom an Existing Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Founder Shares Lock-up Period or Private Placement Lock-up Period, as the case may be, under the Insider Letter and any other applicable agreement between such Existing Holder and the Company, and to any transferee thereafter.

“Person” means an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement” shall have the meaning given in the Recitals hereto.

“Private Placement Lock-up Period” shall mean, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any of the Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Contribution Closing Date.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the shares of Common Stock issued upon the conversion of the Founder Shares, (b) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (c) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by an Existing Holder as of the date of this Agreement, (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by an Existing Holder, (e) the shares of Common Stock issued or issuable upon the redemption or exchange of any CRP Units, (f) the shares of Common Stock issued to Riverstone in the Private Placement and (g) any other equity security of the Company issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the

Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)                               all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B)                               fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)                               printing, messenger, telephone and delivery expenses;

(D)                               reasonable fees and disbursements of counsel for the Company;

(E)                                reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)                                 reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Riverstone Holder” and “Riverstone Holders” means Riverstone and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 in connection with a transfer of Common Stock by any Riverstone Holder to an Affiliate.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Underwritten Offering” shall have the meaning given in subsection 2.1.4.2.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Subscription Agreements” shall mean those certain subscription agreements, dated as of July 21, 2016, by and between the Company and (i) certain funds managed by Capital World Investors, (ii) certain funds managed by Fidelity Management & Research Company and (iii) Riverstone.

“Suspension Period” shall have the meaning given in subsection 3.4.1.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public (which shall, for the avoidance of doubt, include any Shelf Underwritten Offering).

“Warrant Agreement” shall mean that certain Warrant Agreement, dated as of February 23, 2016, by and between the Company and Continental Stock Transfer & Trust Company.

ARTICLE II. REGISTRATIONS

2.1                               Demand Registration.

2.1.1                     Request for Registration. Subject to the provisions of subsection 2.1.5 and Section 3.4, (a) the Existing Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Existing Holders and (b) the Riverstone Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Riverstone Holders may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than (x) an aggregate of three (3)

Registrations pursuant to a Demand Registration by the Existing Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such Existing Holders and (y) an aggregate of five (5) Registrations pursuant to a Demand Registration by the Riverstone Holders under this subsection 2.1.1 with respect to any or all Registrable Securities held by such Riverstone Holders; provided, however, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Demanding Holders and the Requesting Holders to be registered on behalf of the Demanding Holders and the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1.  Notwithstanding the foregoing, the Company shall not be required to give effect to a Demand Registration if the Company has registered Registrable Securities pursuant to a Demand Registration in the preceding ninety (90) days.

2.1.2                     Effective Registration. Notwithstanding the provisions of subsection 2.1.1 or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3                     Underwritten Offering. Subject to the provisions of subsection 2.1.5 and Section 3.4, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.1.4                     Shelf Registration.

2.1.4.1                                                           The Company shall, as soon as practicable after the Contribution Closing Date, but in any event within thirty (30) days after the Contribution

Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Centennial Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this subsection 2.1.4.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) ninety (90) days (or one hundred and twenty (120) days if the Commission notifies the Company that it will “review” the Registration Statement) after the Contribution Closing Date and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”). The Registration Statement filed with the Commission pursuant to this subsection 2.1.4.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a prospectus in such form as to permit any Centennial Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.4.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Centennial Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.4.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Centennial Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this subsection 2.1.4.1, but in any event within three (3) business days of such date, the Company shall notify the Centennial Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this subsection 2.1.4.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.4.2                                                           In the event that the Centennial Holders of at least a majority-in-interest of the then-outstanding number of Registrable Securities held by the Centennial Holders elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering (a “Shelf Underwritten Offering”) of all or part of such Registrable Securities that are registered by such Registration Statement and reasonably expect aggregate gross proceeds in excess of $50,000,000 (the “Centennial Minimum Amount”) from such Shelf Underwritten Offering, the Company shall, upon the written demand of such Centennial Holder(s), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than one (1)  Shelf Underwritten Offering pursuant to this subsection 2.1.4.2.  In connection with any Shelf Underwritten Offering contemplated by this subsection 2.1.4.2, the underwriting agreement into which each Centennial Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Article IV) and other rights and obligations as are customary in underwritten offerings of securities by the Company. No Centennial Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Centennial Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

2.1.4.3                                                           Notwithstanding anything to the contrary in this Agreement, neither the Company nor the Demanding Holders in a Shelf Underwritten Offering shall be required to include in any Shelf Underwritten Offering of Registrable Securities subject to an effective Registration Statement filed pursuant to subsection 2.1.4.1 other Registrable Securities that are not subject to such effective Registration Statement unless such Registrable Securities are subject to another effective Registration Statement or may be added to an effective Registration Statement by means of an automatically effective amendment thereto.

2.1.5                     Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to a Demand Registration or a Shelf Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows:

(a)                                 first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities;

(b)                                 second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) or other Holder, as the case may be, has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Requesting Holders and such other Holders have requested be included in such Underwritten Offering) that can be sold without exceeding the Maximum Number of Securities;

(c)                                  third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a) and clause (b), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

(d)                                 fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), clause (b) and clause (c), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6                     Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or any portion of its Registrable Securities included in a Demand Registration pursuant to subection 2.1.1 or a Shelf Underwritten Offering pursuant to subsection 2.1.4.2 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time prior to (x) in the case of a Demand Registration not involving any Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Demand Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or, in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities that results in the remaining amount of Registrable Securities included by the Centennial Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Centennial Minimum Amount), the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable.  Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this subsection 2.1.6.

2.2                               Piggyback Registration.

2.2.1                     Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed pursuant to subsection 2.1.4.1, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2                     Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock that the Company desires to sell, taken together with (i) the Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2, and (iii) the Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a)                                 If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (i) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Piggyback Registration), which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and clause (ii), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)                                 If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (i) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 (pro rata based on the number of Registrable Securities that each Holder has requested be included in such Piggyback Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Piggyback Registration), which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i) and clause (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), clause (ii) and clause (iii), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3                     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities included in a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (x) in the case of a Piggyback Registration not involving an Underwritten Offering or Shelf Underwritten Offering, the effectiveness of the applicable Registration Statement or (y) in the case of any Piggyback Registration involving an Underwritten Offering or any Shelf Underwritten Offering, prior to the pricing of such Underwritten Offering or Shelf Underwritten Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4                     Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 or a Shelf Underwritten Offering effected under subsection 2.1.4.2.

2.3                               Registrations on Form S-3. The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the

Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering (i) in the case of the Centennial Contributors, except as provided in Section 2.1.4.2, and (ii) in the case of all other Holders, unless such Underwritten Offering is reasonably expected to result in gross proceeds in excess of $50,000,000. Within five (5) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on Form S-3, the Company shall promptly give written notice of the proposed Registration on Form S-3 to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration on Form S-3 shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twelve (12) days after the Company’s initial receipt of such written request for a Registration on Form S-3, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3 if (i) a Form S-3 is not available for such offering; or (ii) the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000.

2.4                               Restrictions on Registration Rights.  Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Existing Holder, until after the expiration of the Founder Shares Lock-Up Period or the Private Placement Lock-Up Period, as the case may be.

ARTICLE III. COMPANY PROCEDURES

3.1                               General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1                     prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2                     prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the

Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3                     prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and one legal counsel to such Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the one legal counsel for such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4                     prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5                     use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6                     provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7                     advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8                     at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or one counsel on behalf of such sellers;

3.1.9                     notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10              permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11              obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request;

3.1.12              on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13              in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14              make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15              if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16              otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2                               Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3                               Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4                               Suspension of Sales; Adverse Disclosure.

3.4.1                     Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).

3.4.2                     If the filing, initial effectiveness or continued use of (including in connection with any Underwritten Offering) a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, then the Company may, upon giving prompt written notice to the Holders, delay the filing or initial effectiveness of, or suspend use of (including in connection with any Underwritten Offering), such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”). In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

3.4.3.                  The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.  Notwithstanding anything to the contrary in this Section 3.4, in no event shall any Blackout Periods and any Suspension Periods continue for more than ninety (90) days in the aggregate during any 365-day period.

3.5                               Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by the Company’s filing of such reports on the Commission’s EDGAR system). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV. INDEMNIFICATION AND CONTRIBUTION

4.1                               Indemnification.

4.1.1                     The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2                     In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of

Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3                     Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4                     The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5                     If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V. MISCELLANEOUS

5.1                               Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 1401 Seventeenth Street, Suite 1000, Denver, CO 80202, Attention: Davis O’Connor or by facsimile at (303) 845-9516, and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2                               Assignment; No Third Party Beneficiaries.

5.2.1                     This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2                     Prior to the expiration of the Founder Shares Lock-up Period or the Private Placement Lock-up Period, as the case may be, no Existing Holder may assign or delegate such Existing Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Existing Holder to a Permitted Transferee.  No Centennial Holder or Riverstone Holder may assign or delegate its rights, duties or obligations under this Agreement, in whole or in part, except (i) in the case of a Centennial Holder, in connection with a Permitted Transfer (as defined in the CRP LLC Agreement) of CRP Units by such Centennial Holder and (ii) in the case of a Riverstone Holder, in connection with a transfer of Common Stock by such Riverstone Holder to an Affiliate.

5.2.3                     This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4                     This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5                     No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3                               Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4                               Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.5                               Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (ii) any amendment hereto or waiver hereof that adversely affects the Existing Holders, Centennial Holders or Riverstone Holders, as applicable, solely in their respective capacity as Existing Holders, Centennial Holders or Riverstone Holders, as applicable, in a manner that is materially different from the other Holders, shall require the consent of the Existing Holders, Centennial Holders or Riverstone Holders, as applicable, of a majority-in-interest of the then-outstanding number of Registrable Securities held by the Existing Holders, Centennial Holders or Riverstone Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6                               Other Registration Rights. Other than pursuant to the terms of the Subscription Agreements and the Warrant Agreements, the Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. The Company (i) represents and warrants that no Subscription Agreement or Warrant Agreement has been amended in any manner since its applicable effective date and (ii) shall not amend the Subscription Agreements or the Warrant Agreements in any manner that would provide to any party thereto registration rights superior to the rights of the Centennial Holders set forth herein unless the Company amends this Agreement to provide substantially similar rights to the Centennial Holders.  Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties hereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.7                               Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article IV shall survive any termination.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

CENTENNIAL RESOURCE DEVELOPMENT, INC., a Delaware corporation

By:	/s/ Mark. G. Papa
Name: Mark G. Papa
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:

SILVER RUN SPONSOR, LLC,
a Delaware limited liability company

By:	Silver Run Sponsor Manager, LLC,
Member and Managing Member

By:	/s/ Thomas J. Walker
Name: Thomas J. Walker
Title: Managing Director

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ William D. Gutermuth
Name: William D. Gutermuth

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Jeffrey H. Tepper
Name: Jeffrey H. Tepper

[Signature Page to Amended and Restated Registration Rights Agreement]

By:	/s/ Diana J. Walters
Name: Diana J. Walters

[Signature Page to Amended and Restated Registration Rights Agreement]

CENTENNIAL RESOURCE DEVELOPMENT, LLC, a Delaware limited liability company

By:	/s/ Ward Polzin
Name: Ward Polzin
Title: Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

NGP CENTENNIAL FOLLOW-ON LLC,
a Delaware limited liability company

By:	NGP X US Holdings, L.P.,
Managing Member

By:	NGP X US Holdings GP, L.L.C.,
General Partner

By:	/s/ Tony R. Weber
Name: Tony R. Weber
Title: Authorized Person

[Signature Page to Amended and Restated Registration Rights Agreement]

CELERO ENERGY COMPANY, LP,
a Delaware limited partnership

By:	Celero Energy Management, LLC,
General Partner

By:	/s/ Bruce Selkirk
Name: Bruce Selkirk
Title: Authorized Person

[Signature Page to Amended and Restated Registration Rights Agreement]

RIVERSTONE CENTENNIAL HOLDINGS, L.P.,
a Delaware limited partnership

By: Riverstone VI REL Holdings GP, LLC, its general partner

By:	/s/ Thomas J. Walker
Name: Thomas J. Walker
Title: Managing Director

[Signature Page to Amended and Restated Registration Rights Agreement]